Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

May 28, 2021

OncoCyte Corporation

15 Cushing

Irvine, CA 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to OncoCyte Corporation, a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $240,000,000 aggregate initial offering price of a presently indeterminate amount of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s common stock, no par value per share (the “Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”);

(iii) warrants to purchase common stock, preferred stock other securities or any combination of those securities; and

(iv) units consisting of any combination of the foregoing securities.

The Company Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”). The Company Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s articles of incorporation (as amended, the “Articles of Incorporation”), (iv) the Company’s bylaws (as amended and restated, the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Company Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the laws of the State of California and are made in reliance upon the opinion of Thompson Welch Soroko & Gilbert LLP with respect to the laws of the State of California and the reported judicial decisions interpreting such statute and provisions and, solely in connection with the opinions given in numbered paragraphs 1 and 2 below. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

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1. With respect to shares of Common Stock, when (a) the board of directors of the Company (the “Board”) or a duly authorized committee thereof (“Committee”) have taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance in an amount not exceeding the number of authorized and unissued shares of Common Stock, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Articles of Incorporation and Bylaws, or the transfer agent and registrar of the Common Stock shall have made such book entries as may be required to evidence the issuance and ownership of such shares, in each case in accordance with the Articles of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or Committee upon payment of valid consideration for the issuance of shares of capital stock under the California General Corporation Law provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board or Committee, for the valid consideration for the issuance of shares of capital stock under the California General Corporation Law therefor set forth in the applicable instrument and approved by the Board or Committee, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2. With respect to shares of any series of Preferred Stock, when (a) the Board or Committee of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of determination or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the California General Corporation Law, the filing of a certificate or amendment, as applicable, with the Secretary of State of California, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance in an amount not exceeding the number of authorized and unissued shares of Common Stock and Preferred Stock, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, or the transfer agent and registrar of the Preferred Stock shall have made such book entries as may be required to evidence the issuance and ownership of such shares, in each case in accordance with the Articles of Incorporation and Bylaws, (c) the Company has received valid consideration for the issuance of shares of capital stock under the California General Corporation Law for issuance of the Preferred Stock either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or Committee, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board or Committee and for the valid consideration for the issuance of shares of capital stock under the California General Corporation Law set forth in the applicable agreement and approved by the Board or Committee, the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

3. With respect to the issuance of any warrants, when (a) the Board or Committee has (i) approved the warrant agreement to be entered into in connection with the issuance of the warrants, and (ii) authorized the issuance and terms of the warrants duly established in accordance with the applicable warrant agreement, (b) such warrant agreement has been validly executed and delivered by the warrant agent and Company, (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the Board or Committee, and (d) the securities issuable upon exercise of the warrants have been duly authorized by the Board or Committee and the consideration payable to the Company upon exercise of the warrants is valid consideration under the California General Corporation Law for the issuance of such securities, such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

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4. With respect to the issuance of any units, when (a) the Board or Committee has (i) approved the unit agreement, if any, to be entered into in connection with the issuance of the units, and (ii) authorized the issuance and terms of the units duly established in accordance with the applicable unit agreement, (b) such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the Board or Committee, and (d) the securities issuable upon exercise of the units have been duly authorized by the Board or Committee and the consideration payable to the Company upon exercise of the units is valid consideration under the California General Corporation Law for the issuance of such securities, such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

The opinions set forth above are subject to the following additional assumptions:

(i) the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) all Company Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Company Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(iv) the final terms of any of the Company Securities, and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery (a) will comply with, and will not violate, the Articles of Incorporation or Bylaws of the Company, or any applicable law, rule or regulation, (b) will not result in a default under or breach of any agreement or instrument binding upon the Company, (c) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject, and (d) will not violate any applicable public policy, or be subject to any defense in law or equity;

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(v) the authorization of the offer and issuance of the applicable Company Security shall remain in effect, unchanged at all times during which the Company Security is offered and issued, and shall not have been modified or rescinded;

(vi) neither the Articles of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein;

(vii) there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and Company Securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(viii) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

This opinion is limited to the California General Corporation Law, including the statutory provisions of the California General Corporation Law and all applicable provisions of the California Corporations Code, in reliance upon the opinion of Thompson Welch Soroko & Gilbert LLP with respect to the laws of the State of California, and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus, or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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